Exhibit 23.1
                                             Independent Auditors' Consent







                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of GreenMan Technologies, Inc. on Form S-3 of our report dated July 12, 1996 appearing in the Annual Report on Form 10-KSB of GreenMan Technologies, Inc., for the fiscal year ended May 31, 1996 and to the incorporation by reference of our reports dated July 28, 1995 appearing in the Final Prospectus of GreenMan Technologies, Inc., dated September 29, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Final Prospectus of GreenMan Technologies, Inc., dated September 29, 1995.




                                                WOLF & COMPANY, P.C.


Boston, Massachusetts
March 3, 1997